SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 15, 2005

PSB Holdings, Inc.

(Exact name of registrant as specified in its charter)

Federal	0-50970	42-1597948
(State or other	(Commission File Number)	(I.R.S. Employer Identification No.)
jurisdiction of incorporation)

40 Main Street, Putnam, Connecticut

06260

(Address of principal executive offices)		(Zip Code)

(860) 928-6501
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CRF 240.13e-4(c))

Item 8.01.                                          Other Events.

On June 15, 2005, the Board of Directors of PSB Holdings, Inc. (the “Company”) declared a cash dividend on the Company’s common stock of $.05 per share for the quarter ended June 30, 2005.  The dividend will be payable to stockholders of record as of July 6, 2005 and will be paid on July 21, 2005.

Putnam Bancorp, MHC, majority stockholder of the Company and owner of 3,729,846 shares of the 6,943,125 total shares outstanding, announced its intention to waive the right to receive its portion of the dividend.  Accordingly, the dividend is expected to be paid only on the 3,213,279 shares owned by minority stockholders of the Company.

A copy of the press release dated June 15, 2005, giving details associated with the dividend is attached as Exhibit 99 to this report.

Item 9.01.              Financial Statements and Exhibits.

(a)                                  Not Applicable.

(b)                                 Not Applicable.

(c)                                  Exhibits.

Exhibit No.	Description

99	Press release dated June 15, 2005

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PSB HOLDINGS, INC.

Dated: June 15, 2005	By:	/s/ Robert G. Cocks, Jr.
Robert G. Cocks, Jr.
President and Chief Executive Officer